Exhibit 10.9

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of August __, 2021, is by and among (i) Apeiron Capital Investment Corp., a Delaware corporation (the “SPAC”), (ii) Apeiron Capital Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and (iii) _____________ (“Investor”). This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts and for the elimination of doubt such fund or account shall, severally and not jointly, be the Investor hereunder.

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, Investor has expressed an interest in acquiring up to 1,485,000 units in the IPO (the “IPO Units”), which shall not exceed 9.9% of the total outstanding shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), underlying the units (not including the over-allotment option) (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor shares of Class B common stock, par value $0.001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.006 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor up to 100,000 Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of up to $600.00 ($0.006 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds.

(b)	Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than 9.9% of the IPO Units (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option)) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. In the event Investor is provided with the opportunity to participate in the over-allotment exercise or purchase more than 1,485,000 IPO Units (9.9% of the IPO Units), it shall first be provided with the opportunity to purchase additional Transferred Shares in a manner proportional to any increase above 1,485,000 IPO Units at the Transfer Price. The Transferred Shares shall not be reduced should the Investor be allocated less than the IPO Indication.

(c)	Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to share price vesting triggers, cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) downsizing of the IPO, (iii) failure of the underwriters to exercise their green shoe option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination (as defined below) or any other reason, (v) or any other modification, without the Investor’s prior written consent.

(d)	The obligations of Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure the SPAC from that set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on August [●], 2021 (the “Registration Statement”).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d)	The Founder Shares, when issued to the Sponsor, were validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws or as otherwise disclosed in the Registration Statement) and were not issued in violation of, or subject to, any preemptive or similar rights.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)	The terms set forth in this Agreement are as favorable to the Investor as the terms granted to all other investors entering into a similar agreement to purchase Founder Shares of the SPAC in connection with expressing interest in the IPO, provided that the Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor its sole discretion.

(e)	The Sponsor is the beneficial owner of the Transferred Shares. Except as described in this Agreement or in the Registration Statement, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of any Transferred Shares, and there exist no liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by any applicable statute, law, ordinance, regulation, rule, code, order, common law, judgment, decree, other requirement or rule of law (“Applicable Law”) of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority, or any arbitrator, court or tribunal of competent jurisdiction (a “Governmental Authority”). Upon transfer of the Transferred Shares to the Investor at the closing of the IPO against payment of the Transfer Price, the Investor will acquire ownership of the Transferred Shares, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by Applicable Law.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Section 5. Additional Agreements and Acknowledgements of Investor.

(a)	Without the written consent of the SPAC and the Sponsor, the Investor agrees not to transfer, assign or sell any Transferred Shares or the Class A Common Stock, issuable upon conversion of the Transferred Shares held by it until the earlier of (i) one year after the date the SPAC consummates a Business Combination (as defined below) or (ii) subsequent to a Business Combination, (A) the date on which the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share of stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the consummation of a Business Combination and (B) the date on which the SPAC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property. The Transferred Shares directly or indirectly owned by the Investor will not be subject to additional lock-ups other than detailed in this Section 5(a) or in the Registration Statement. For the avoidance of doubt, this Section 5 shall not restrict the Investor from redeeming, transferring, assigning or selling any Class A Common Stock or units acquired in the IPO or in the open market.

(b)	Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business entities (a “Business Combination”). Investor agrees that if the SPAC seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Transferred Shares in favor of such proposed Business Combination.

(c)	Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares. Notwithstanding the foregoing, nothing shall prevent the Investor from seeking redemption from the Trust for any Class A Common Stock it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the Class A Common Stock and the IPO described in the Registration Statement.

(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

Section 6. Miscellaneous.

(a)	Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: Apeiron Capital Sponsor, LLC, 175 Federal Street, Suite 875, Boston, Massachusetts 02110; if to the SPAC, to: Apeiron Capital Investment Corp., 175 Federal Street, Suite 875, Boston, Massachusetts 02110; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(e)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)	Neither the SPAC nor Sponsor nor any affiliate thereof shall disclose the identity of Investor or its affiliates or principals (in any regulatory filing or otherwise), except as required by Applicable Law or in connection with any inquiry by a Governmental Authority, without the prior consent of Investor, which shall not be unreasonably withheld or delayed.

(i)	This Agreement shall terminate on the earlier of (i) the expiration of the lock-up period, (ii) the liquidation of the SPAC or (iii) October 31, 2021 if the IPO has not been completed by such date.

(j)	In the case of a conflict between the terms of this Agreement and the Sponsor’s Limited Liability Company Operating Agreement dated February 5, 2021, as amended, restated, supplemented, waived and otherwise modified from time to time in accordance with its terms, this Agreement shall control.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[●]

By:

Name:

Title:

Address:

Phone:

Email:

SPAC:

APEIRON CAPITAL INVESTMENT

CORP.

By:

Name: Joel Shulman

Title: Chief Executive Officer

SPONSOR:

APEIRON CAPITAL SPONSOR, LLC

By: Joel Shulman, its managing

member

By:

Name: Joel Shulman

Title: Managing Member

[Signature Page to Investment Agreement]